                                                                   Exhibit 10.32

[SAP PORTALS LOGO]
                     TECHNOLOGY & CONTENT PARTNER AGREEMENT


SAP PORTALS, INC.:                                      PARTNER:

     LEGAL NAME: SAP Portals, Inc.                          LEGAL NAME: BackWeb Technologies
        ADDRESS: 30 Las Colinas Lane                           ADDRESS: 2077 Galeway Place, Suite 500
 CITY/STATE/ZIP: San Jose, CA 95119                     CITY/STATE/ZIP: San Jose, CA 95110
                                                                        USA

       STATE OF                                               STATE OF
  INCORPORATION: Delaware                                INCORPORATION:

      TELEPHONE: (408) 360-1700                              TELEPHONE: +1.408.933.1700
            FAX: (408) 360-1703                                    FAX: +1.408.933.1800
 CONTACT PERSON: Rami (Aviram) Branitzky                CONTACT PERSON: Erez Lorber
 E-MAIL ADDRESS: aviram.branitzky@sapportals.com        E-MAIL ADDRESS: Erez.lorber@backweb.com


This Technology & Content Partner Agreement is entered into by and between SAP Portals, Inc., a Delaware corporation and the Partner set forth above. In consideration of the terms and conditions contained in the Standard Terms & Conditions, the Appendices listed below and the Facing Page (collectively "Agreement") the parties agree to be bound herein.

ATTACHMENTS:

     STANDARD TERMS & CONDITIONS

     APPENDICES:

       Appendix 1: Description of Content & Integration
       Appendix 2: Technology & Content Partner Program Fees
       Appendix 3: SP Marks/Partner Marks
       Appendix 4: Support Services
          Exhibit 1 to Appendix 4: Support Contact Information
       Appendix 5: SAP Portals Software License Agreement
          Exhibit 1 to Appendix 5: Licensed Software
       Appendix 6: Partner Software License Agreement
       Appendix 7: Marketing Materials
       Appendix 8: Partner Requirements & Benefits

IN WITNESS WHEREOF, each of the parties, by its duly authorized representative, has entered into this Agreement as of the last date stated below (the "Effective Date").

SAP PORTALS, INC.                        PARTNER: BACKWEB TECHNOLOGIES

/s/ Gil Perez                            /s/ Erez Lorber
-------------------------------          ------------------------------------
Signature                                Signature

Gil Perez                                Erez Lorber
-------------------------------          ------------------------------------
Printed Name                             Printed Name

VP Global Alliance & Partner             VP, Worldwide Business Development
-------------------------------          ------------------------------------
Title                                    Title

December 21, 2001                                    12/15/01
------------------------------------     ------------------------------------
Date                                     Date

[SAP/Portals LOGO]

                          STANDARD TERMS & CONDITIONS

This Technology & Content Partner Agreement ("Agreement") is effective as of December 19, 2001 ("Effective Date"), is made by and between SAP PORTALS, INC. ("SP"), a Delaware corporation with its principal place of business located at 30 Las Colinas Lane, San Jose, California 95119, and BackWeb Technologies ("PARTNER"), a __________ corporation with its principal place of business located at 2077 Gateway Place, Suite 500, San Jose, CA 95110 USA.

PREAMBLE
--------

WHEREAS, SP designs, develops, markets and sells on a worldwide basis, enterprise portals; and business intelligence products.

WHEREAS, Partner offers, makes available and provides access to content, specified in APPENDIX 1 ("Content"), for the usage in conjunction with the SP Enterprise Portals;

WHEREAS, Partner desires to participate in SP's Technology & Content Partner Program;

NOW THEREFORE, the parties agree as follows:

1.    DEFINITIONS

1.1 AFFILIATE. Any entity (l) which is controlled by, is in control of, or under common control with the party. For purposes of this definition, "control" means the direct or indirect beneficial ownership of over fifty percent (50%) of the voting interests (representing the right to vote for the election of directors or other managing authority) in an entity.

1.2 BUSINESS INTELLIGENCE. The Business Intelligence ("BI") application organizes data to provide insight based on analysis of past events. This data is often pulled from a variety of sources and covers a specific period of time.

1.3 CONFIDENTIAL INFORMATION. Information or data, including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), source code documents, schematics and other technical, business, financial and product development plans, forecasts and strategies, furnished to one party by the other hereunder. All Confidential Information disclosed in tangible form shall be marked "confidential" or otherwise contain a proprietary legend, and all information disclosed orally or otherwise in intangible form shall be considered confidential if such information by the nature of the circumstances surrounding the disclosure, ought in good faith or in the normal course of business to be treated as confidential.

1.4 CONTENT. The specific data, services and features as outlined in APPENDIX 1, offered by Partner via integration to the SP Enterprise Portal or BI platforms to the Customers.

1.5 CUSTOMERS. Any party licensing the SP Enterprise Portal Solution or the Business Intelligence products.

1.6   INFOCUBES. The central containers of data used in BI reports and analysis.

1.7 INTEGRATION. The software module that allows the Partner product or service to connect or interact with SP Software, including but not limited to iViews or Infocubes.

1.8 iVIEWS. The window underlying the application and productivity tools created for purposes of delivering the Content through the Enterprise Portal to the Customer.

1.9 SP DOCUMENTATION. Documentation provided by SP for the development of iViews, Infocubes or other forms of Integration. SP Documentation includes, but is not limited to, the iView Cookbook (targeted for availability in early Q1 2002).

1.10 iVIEWSTUDIO. The website acting as a central repository of SP certified iViews to be used in the SP Enterprise Portal. As of the date of this Agreement, the iViewStudio can be found at http://www.iViewStudio.com.
                                --------------------------

1.11  SP ENTERPRISE PORTAL. Family of SP enterprise portals, including:
Enterprise Information Portal ("EIP"), Enterprise Collaboration Portal ("ECP") and Enterprise Unification Portal ("EUP").

1.12  PARTNER SOFTWARE. Any proprietary software of Partner.



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SP Standard Terms & Condition -- Technology & Content Partner Agreement

1.13 SP SOFTWARE. The SP Software products as well as third party products, marketed and licensed to Customers by SP.

1.14 TESTING CONTENT. Content provided by Partner to SP and its Affiliates for purposes of demonstrating the Content to Customers.

1.15 WEBSITE. Any Internet site accessible through the use of standard TCP/IP protocols.

The parties acknowledge that product names and definitions like "Content", "Enterprise Portals", or "iViews" are subject to change, provided SP notifies Partner of any such change.

2.  OBLIGATIONS AND RIGHTS OF PARTNER

2.1 DEVELOPMENT. Partner will ensure integration complies with the SP Documentation for the Enterprise Portal or BI platform version with which the referring Partner Integration is intended to be used by the Customer. Partner may be granted upon request access to a test and demo system for the relevant Enterprise Portal or BI platform version according to the then current conditions. In addition, Integration developed and offered for distribution via iViewStudio, or such other method as the parties may agree, requires SP certification (targeted for availability in [*]).

2.2 MAINTENANCE. In the event that either a new version of the SP products or a new version of the Partner Software is released, Partner agrees to modify the Integration to conform to reasonable revised specifications of the most current Enterprise Portal or BI platform version issued by SP and provided to Partner within [*] days after version release.

2.3 RELATIONSHIP. Partner shall not be authorized to conclude contracts or make binding promises on behalf of SP. Neither Partner nor its employees shall have the right to make any representation or warranty on behalf of SP. SP is not a reseller of Partner's Content, and as such, all contracts to utilize and obtain such Content, as referenced in APPENDIX 1, shall be made solely and independently between the Customer and Partner.

2.4 LICENSE. Subject to the terms and conditions of this Agreement, Partner hereby grants SP a non-exclusive, worldwide, royalty-free license to (i) market, license, distribute, reproduce, display, perform, transmit, repackage, resell and promote the Integration; (ii) access the Testing Content for the sole purpose of demonstration and testing; and (iii) provide Customers access to the Integration and Content, subject to any rules established by SP and Partner in accordance with this Agreement. If necessary, additional license grants to SP by Partner and the terms pursuant to which SP will distribute the Integration are referenced in APPENDIX 6.

2.5 LICENSE RESTRICTIONS. SP acknowledges Partner Software, product, or services and its structure, organization and source code constitute valuable trade secrets of Partner. Accordingly, except as expressly allowed under SECTIONS 2.4, 3.1 and in APPENDIX 6 (if applicable), SP agrees not to (a) modify, adapt, alter, translate, or create derivative works of the Partner Software; (b) merge the Content or Partner Software with other software in a way otherwise than as agreed upon; or (c) distribute, sublicense, lease, rent, loan, or otherwise transfer the Content or Partner Software to any third party; or (d) reverse engineer, decomplile, disassemble, or otherwise attempt to derive the source code for the Content or the Partner Software. SP must not remove, alter, or obscure in anyway any proprietary rights notices (including copyright notices) of Partner on or within the Content or the Partner Software.

2.6 PARTNER REQUIREMENTS & BENEFITS. In conjunction with meeting the obligations outlined in, but not limited to, Section 2 of this Agreement, Partner is responsible for satisfying the requirements listed in APPENDIX 8 and shall be awarded the benefits listed therein.

2.7 REQUIRED CUSTOMER ACKNOWLEDGMENT. Partner agrees to obtain a contractual acknowledgement from each Customer accessing or utilizing the Content via the Enterprise Portal or BI platform, disclaiming SP's responsibility and liability resulting thereof, concerning the accuracy or quality of the data transmitted by Partner to such Customer.

2.8 CUSTOMER SUPPORT. Partner shall respond promptly and professionally to questions, comments, complaints and other reasonable requests by Customer's or by SP regarding the Integration and Content, and shall cooperate and assist SP in promptly answering Customer requests. Partner shall provide support to Customers and SP in accordance with the terms and conditions set forth in APPENDIX 4.

2.9 DUTY TO INFORM. Partner shall promptly provide SP with any information of which Partner has actual knowledge related to the Integration and/or the Content which could reasonably lead to a claim, demand, or liability of or against SP and/or its Affiliates by any third party and/or Customer.

2.10 PROMOTION. At its sole discretion, Partner shall use commercially reasonable efforts to market the Partner integration and shall, at a minimum, cooperate with and reasonably assist SP in supplying material for SP's marketing and promotional activities which relate to the Enterprise Portal and/or BI solutions and Partner's participation. Additionally Partner shall use commercially reasonable efforts to enter into agreements with Customers concerning the said Integration.

2.11 OWNERSHIP BY PARTNER. As between the parties, SP acknowledges that the Partner Integration developed by the Partner for the usage of Content

[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED BY "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIALITY TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PARTS.

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SP Standard Terms & Condition - Technology & Content Partner Agreement



and the Content it provides, are and shall remain the exclusive property of Partner. Partner shall be the sole and exclusive owner of all right, title and interest worldwide including, without limitation, any patents, copyrights, trademarks, trade secrets, applications, or other intellectual property rights (altogether referred herein after as "Intellectual Property Rights") relating thereto. Partner shall have the sole right, but not the obligation, to: (i) apply to register any copyrights, domain names or trademarks and to patent any inventions concerning the Content or Integration they developed; (ii) prosecute any applications for the Intellectual Property Rights referred to in subsection
(i) above, until registration or a patent issues; and (iii) maintain and/or renew any patents or registrations referred to in subsection (ii) above. SP agrees to provide testimony at any time in connection with any proceedings affecting the right, title, interest or benefit of Partner in the Content and Integration they developed, and to execute and deliver upon legally approved request of Customers such additional documents as are necessary or desirable to give full effect to these rights of Partner.

2.12 COMPLIANCE WITH LAWS AND REGULATIONS. If Partner offers Integration of services to third parties in connection with or to be used in connection with the Enterprise Portal or BI platform referenced herein, Partner is responsible for the observance of all applicable national and international laws, rules, directives and regulations in addition to those referenced in SECTION 7 hereto.

3.   OBLIGATIONS AND RIGHTS OF SP

3.1 DEVELOPMENT. SP reserves the right to develop additional Integration modules, necessary for accessing or to be used in conjunction with Partner's Content, for resell or distribution by SP to Customers. In case SP decides to develop Integration modules, the parties shall mutually agree upon the conditions for Partner to provide SP with necessary technical or development information, if requested by SP.

3.2 OWNERSHIP BY SP. Partner acknowledges, as between the parties, SP shall be the sole and exclusive owner of all right, title and interest worldwide in any SAP or SP Software. SP Documentation and Integration developed by SP including, without limitation, on a worldwide basis, any intellectual Property Rights relating thereto. SP shall have the sole right, but not the obligation, to: (i) apply to register any copyrights, domain names or trademarks and to patent any inventions concerning the Enterprise Portal or BI platform and any Integration developed by SP; (ii) prosecute any applications for the Intellectual Property Rights referred to in subsection (i) above until registration or a patent issues; and (iii) maintain and/or renew any patents or registrations referred to in subsection (ii) above. Partner agrees to provide testimony at any time in connection with any proceedings affecting the right, title, interest or benefit of SP in, to or under the Enterprise Portal or BI platform and the Integration SP develops and to execute and deliver upon request of Customers such additional documents as are necessary or desirable to give full effect to and perfect the rights of SP under this Agreement.

3.3 STANDARD DELIVERY OF INTEGRATION. Upon successful completion of SP certification and the payment of applicable fees, SP shall include Partner's Integration within the iViewStudio or such other method as the parties may agree.

3.4 CONFORMITY WITH SP LOOK & FEEL. Partner acknowledges and agrees that SP owns all right, title and interest in and to the SP look and feel of the Enterprise Portals and BI. When providing links to SP webpages and/or using SP material, Partner will not infringe upon SP's rights in the SP look and feel. Any Partner links shall clearly identify the content source as Partner's and shall contain the following statement: "SAP Portals, Inc. has no responsibility or liability for any content, data, or services provided by Partner or accessed at or through this site."

3.6 LICENSE. Subject to the terms and conditions of this Agreement, SP hereby grants Licensee a non-exclusive, worldwide, royalty-free license to use the SP Documentation to develop the Partner Integration. Access to a demo or mirror site of Enterprise Portals for purposes of developing, testing and evaluating the Partner Integration shall be subject to the provision of Appendix 5 hereto.

3.7 TECHNICAL SUPPORT AND DOCUMENTATION. SP shall provide Partner with a reasonable level of technical support and SP Documentation to enable Partner to develop the Partner Integration and to perform its duties under this Agreement. Under the terms of this Agreement, SP reserves the right and sole discretion, at anytime and without undue notice, to establish, revise, modify and update the SP Documentation. Partner is responsible for compliance with Sections 2.1 and 2.2 as they relate to this provision as set out above.

3.8 RELATIONSHIP. SP shall not be authorized to conclude contracts or make binding promises on behalf of Partner. Neither SP nor its employees shall have the right to make any representation or warranty on behalf of Partner.

3.9 LICENSE RESTRICTIONS. Partner acknowledges the SP Software and its structure, organization and source code constitute valuable trade secrets of SP. Accordingly, except as expressly allowed pursuant to Section 3.6, Partner agrees not to (a) modify, adapt, alter, translate, or create derivative works from the SP Software; (b) merge the SP Software with other software; (c) distribute, sublicense, lease, rent, loan, or otherwise transfer the SP Software to any third party; or (d) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the SP Software. Partner must not remove, alter, or obscure in any way all proprietary

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SP Standard Terms & Condition - Technology & Content Partner Agreement



rights notices (including copyright notices) of SP on or within the copies of the SP Software furnished by SP to Partner.

3.10 COMPLIANCE WITH LAWS AND REGULATIONS. SP is responsible for the Enterprise Portal and BI and shall observe all applicable national and international laws, rules, directives and regulations.

3.11 PROMOTION. SP may at its sole discretion promote the Partner Integration and/or Content in appropriate marketing materials.

3.12 CO-DEVELOPMENT. In the event the parties agree to engage in a co-development project to jointly develop integration modules or other functionality to be made available to customers in connection with Partner's content, the parties shall execute a Co-Development Agreement prior to the start of such project, which shall address product definition, distribution rights, ownership, and such other terms as the parties may agree. Each party shall bear its own expenses incurred in such co-development effort, unless otherwise specifically agreed in writing.

4.   PROGRAM FEES

4.1 Partner agrees to pay the Program Fees as set out in Appendix 2 hereto. SP may change Program Fees upon thirty (30) days written notice prior to the end of the then current term.

4.2 TAXES. Partner shall be responsible for all taxes, fees and costs, excepting income and corporate taxes of SP.

5.   MARKETING AND TRADEMARKS

5.1 JOINT MARKETING PLAN. SP and Partner may design a cooperative marketing program as defined in Appendix 7 that encompasses both internal Alliance personnel awareness training and external marketing activities. Both parties must approve such cooperative marketing efforts and any co-funded marketing activities.

5.2 PROMOTIONAL MATERIALS. Each party will submit to the other party, for its prior approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press release, and all other promotional materials related to the Integration and the Content, and/or referencing the other party and/or its trade names, trademarks, and service marks (the "Promotional Materials"). Each party shall solicit and reasonably consider the views of the other party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a party and its Affiliates for the purpose of promoting the Integration and the Content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior written notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted, except where such use would violate the rights of third parties or applicable law. Partner is entitled to participate in SP's promotional activities as outlined in Appendix 7 hereto. Notwithstanding the foregoing, (i) each party may issue press releases and other disclosures if requested and required by law and as reasonably advised by legal counsel without the consent of the other party and
(ii) SP may issue press releases concerning the Enterprise Portal or BI platform without Partner's approval, and such press releases may reference the name of Partner as a participant of the SAP Portals' Technology & Content Partner Program.

5.3 TRADEMARK LICENSE. In designing and implementing the Promotional Materials and subject to the other provisions contained in this Agreement, Partner and SP shall be entitled to use the trademarks, trade names and service marks of the respective other party, as listed in Appendix 3 (the "Marks") subject to change from time to time, provided that each party: (i) does not create a unitary composite mark involving a Mark of the other party without the prior written approval of such other party, and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other party's Marks in accordance with applicable trademark law, practice and the rules and procedures adopted by the other party and notified to the party using such Mark. The foregoing rights are non-exclusive, non-transferable and revocable by the granting party at any time. Each party acknowledges the ownership of the other party in the Marks of the other party and agrees that all use of the other party's Marks shall be under the present license and shall be on behalf of the respective Mark owner.

5.4 INFRINGEMENT PROCEDURES. Each party agrees to promptly notify the other party of any unauthorized use of the other party's Marks of which it has actual knowledge. Each party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each party agrees to provide the other party with its reasonable cooperation and assistance at the requesting party's expense with respect to any such infringement proceedings.

6.   INDEMNIFICATION

6.1 Partner shall indemnify SP against all third party or Customer claims, liabilities and costs, including reasonable legal fees, reasonably incurred in the defense of any claim, arising out of Partner's provision of their Integration, Content and/or any other violation of its obligation under this Agreement. Partner shall indemnify SP to the extent the action is based upon a third-party claim that the Partner Marks, Integration and/or Content infringes or misappropriates any patent, copyright, trademark, or trade secret of that third party, and Partner will pay those costs and damages finally awarded against SP in any such action that are specifically attributable to such claim or those costs and damages agreed to in a


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SP Standard Terms & Condition - Technology & Content Partner Agreement

monetary settlement of such action. Partner's indemnity obligations are subject to the following conditions: SP notifying Partner promptly in writing of such action, providing sole control of the defense thereof and any related settlement negotiations, and SP cooperating and, at Partner's reasonable request and expense, assisting in such defense. Partner shall have no liability if the alleged infringement is caused by any modification or combination of the Partner's products with the SP Software or other non-Partner equipment, programs or data, where the Partner's products alone would not have given rise to the claims.

6.2 Either party is entitled to temporarily suspend this Agreement if such party has actual knowledge of any unlawful content or service being provided by the other party in relation to this Agreement, in particular by receiving a formal warning letter by a person alleging such violation--unless such warning letter is obviously abusive--and/or by statements of public authorities such as courts, administrative agencies and/or district attorneys' offices. The party shall inform the other party of such suspension immediately and shall ask the other party to remove the allegedly unlawful content or service or to provide evidence for the lawfulness of such content or service. If the other party fails to remove the unlawful content or service or provide evidence of lawfulness within two (2) business days following receipt of notice from the non-breaching party, the non-breaching party may terminate this Agreement upon written notice to the breaching party.

7.   WARRANTIES

7.1 SP represents and warrants that it either owns or has been granted a license to use the SP Marks on the Enterprise Portal or BI platform. SP further represents and warrants that it will render all services set forth in this Agreement in a workmanlike and professional manner. Due to the nature of the Internet, however, SP does not warrant the uninterrupted access to iViewStudio (or other similar webpages) or the Content.

7.2 SP excludes any other warranty, in particular any warranty with regard to the Internet connectivity of the Enterprise Portal or BI platform.

7.3 If Partner offers, or has for offer, any integration for download on a webpage other than one endorsed by SP (such as iViewStudio), Partner agrees on such website to include, or have included, in an appropriate and noticeable manner, language indicating:

     7.3.1 Partner is solely responsible for the Content and services of any Integration it provides, whether SP certified or not, and that

     7.3.2 SP is not responsible to Customers for the Content and services contained and/or obtained from said website, nor for any expense, loss or damage arising out of transactions consummated, rejected or otherwise not completed through the said website, or arising from any other use of the Integration and Content by Customers.

7.4 Disclaimer. THE EXPRESS WARRANTIES SET FORTH IN SECTION 7 ARE IN LIEU OF ALL OTHER WARRANTIES. SP AND PARTNER DISCLAIM ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS, STATUTORY, OR IMPLIED, REGARDING THE PARTNER INTEGRATION, SP SOFTWARE, INTERFACE AND CONTENT, INCLUDING WITHOUT LIMITATION WARRANTIES OF TITLE, NON-INFRINGEMENT ACCURACY, QUIET ENJOYMENT, FITNESS FOR A PARTICULAR PURPOSE, INFRINGEMENT OF THIRD-PARTY RIGHTS, PERFORMANCE, FREEDOM FROM ERRORS OR UNINTERRUPTED USE AND MERCHANTABILITY; EXCEPT TO THE EXTENT SUCH DISCLAIMERS ARE EXPRESSLY DISALLOWED UNDER APPLICABLE LAW.

8.   LIMITATION OF LIABILITY

8.1 Each party is obliged to take appropriate measures to protect its data and programs, in particular through making back-up copies in machine-readable form at intervals which are usual in its area of activity, at least, however, once daily. Notwithstanding the other provisions of this Section, neither party shall be liable for the loss of data and its restoration if unavoidable through compliance with the obligations under this provision.

8.2 Claims for damages by either party shall expire at the latest one (1) year after such party has become aware of the damaging event. This does not apply to claims under tort.

8.3 NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, THE CONTENT, THE PARTNER SOFTWARE OR SP SOFTWARE, OR FOR ANY INTERRUPTION OF LOSS OF BUSINESS, LOSS OF DATA, REFUNDS OF ANY KIND, LOSS OF PROFITS, LOSS OF INCOME OR COST OF REPLACEMENT SERVICES, HOWEVER CAUSED AND IN ANY THEORY OF LIABILITY, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR ANY PARTY CLAIMING THROUGH OR UNDER SUCH PARTY) IN AN AMOUNT EXCEEDING USD $100,000 PER DAMAGE CLAIM OR USD $200,000 CUMULATIVELY.

8.4 THE FOREGOING LIMITATIONS IN SECTION 8.3 ABOVE SHALL NOT APPLY TO BREACHES OF A PARTY'S CONFIDENTIALITY OBLIGATIONS AS SET FORTH IN SECTION 9 HEREOF OR INDEMNITY OBLIGATIONS AS SET FORTH IN SECTION 6 HEREOF.

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SP Standard Terms & Condition -- Technology & Content Partner Agreement

9.        CONFIDENTIALITY

9.1 Each party receiving Confidential Information from the other party ("Receiving Party") expressly undertakes to retain in confidence all Confidential Information transmitted, after or before the execution of this Agreement, to the other party ("Disclosing Party"). The Receiving Party will not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees of the Receiving
Party who have a need to know such Confidential Information for purposes of this Agreement. The Receiving Party will protect the Disclosing Party's Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care. As between the parties, all Confidential Information is the property of the Disclosing Party. The Confidential Information of the Disclosing Party in the possession or control of the Receiving Party will be returned or destroyed at the option, and in accordance with the instruction of, the Disclosing Party.

9.2 The terms of confidentiality under this Agreement will not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information or Intellectual Property Rights or the related information.

9.3 The obligations contained in Sections 9.1 and 9.2 above shall survive even after the termination of this Agreement. Without granting any right or license, the foregoing obligations contained in Sections 9.1 and 9.2 shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information of the Disclosing Party

          (i) is the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available through no improper action or inaction by the receiving party or any affiliate agent or employee of the receiving party, or

          (ii) was in the possession of or known by the Receiving Party prior to receipt from the Disclosing Party, or

          (iii) was rightfully disclosed to the Receiving Party by a third party without any confidentiality restriction, or

          (iv) is independently developed by the receiving party without access to such Confidential Information of the disclosing party.

9.4 In addition, the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is (i) approved in writing by the Disclosing Party or (ii) required by law or by a legal order or a court of similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party of such required disclosure immediately in writing.

10.       TERM AND TERMINATION

10.1 INITIAL TERM. The initial term of this Agreement shall commence upon affixation of signatures and shall continue in effect for an initial term of one (1) year. Thereafter, this Agreement shall automatically renew for one (1) year periods until terminated by one party upon three (3) months prior written notice to the other party with effect to the expiration of the then-current term. Any partner who signs this Agreement prior to December 31, 2001 shall have an initial ending term of December 31, 2002.

10.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement for cause. This includes, without limitation, situations where:

          10.2.1 the other party neglects or fails to perform or breaches a material obligation or term hereunder, and such neglect, failure, or other breach continues unremedied for a period of one (1) month after receipt of written notice by the non-defaulting party to the defaulting party, or

          10.2.2 the other party becomes insolvent; proposes any dissolution, liquidation, composition, financial reorganization or similar proceedings with respect to its property or business, and such continues unremedied for a period of one (1) month after receipt of written notice by the other party.

10.4 DISCONTINUATION AND COMMUNICATION. Either party, upon an event of termination may discontinue the interface of the Integration as well as its promotion activities for other party without undue delay. Upon termination each party's obligations under this Agreement shall immediately terminate. Additionally, the parties hereto agree that communications to Customers and any publications/press releases regarding such termination shall be mutually agreed upon, in writing, prior to distribution.

10.5 RETURN OF CONFIDENTIAL INFORMATION. Upon termination or expiration of this Agreement for any reason, the Receiving Party must return to the Disclosing Party the Confidential Information in its control or possession and received from the Disclosing Party within thirty (30) days.


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SP Standard Terms & Condition -- Technology & Content Partner Agreement

10.6 CONTINUING OBLIGATION OF SUPPORT IN EVENT OF TERMINATION. In the event that this Agreement is terminated for any reason, Partner is responsible that the Content (as defined in APPENDIX 1) and the Partner developed integration shall continue to be fully compatible with the then most recent version of the Enterprise Portals, and SP is responsible to maintain the current Enterprise Portal and BI functionality in such a manner that it shall work in compliance with the then recent Partner Integration and Content for a period of one (1) year from the effective date of termination. In this case, the provisions of this Agreement, including but not limited to SECTION 5, shall survive the termination of this Agreement to a period of one (1) year from the effective date of termination.

10.7 SURVIVAL OF PROVISIONS. Any provisions of this Agreement that, by their nature, require performance after termination, shall survive any expiration or early termination of this Agreement for any reason. Without limiting the foregoing, the parties agree that SECTIONS 1, 2.3, 2.5, 2.11, 2.12, 3.2, 6, 7.4, 8, 9, 10.4 THROUGH 10.8 AND 11 will survive expiration or termination of this Agreement for any reason. In particular, Partner's obligation with respect to contracts with Customers shall not be affected by termination.

10.8 PAYMENTS. Any payments owing or accrued as of the effective date of termination, shall be promptly paid by the respective party to the other.

11.  MISCELLANEOUS

11.1 NOTICES. All notices shall be in writing and delivered personally or by mail. All notices shall be addressed to the addresses appearing in the introductory section of this Agreement and shall be deemed delivered upon receipt. Each party may change its address by written notice in accordance with this Section.

11.2 EXCLUSIVITY. This Agreement is not exclusive. Both parties may enter into similar agreements with other partners at their sole discretion.

11.3 MODIFICATION. This Agreement may only be modified in writing by SP and Partner. This also applies to any waiver of this written form requirement.

11.4 NONWAIVER OF RIGHTS. The failure of either party to this Agreement to object to any conduct of the other party that is in violation of the terms of this Agreement shall not be construed as a waiver thereof, or as waiver of any future breach or subsequent wrongful conduct.

11.5 ENTIRE AGREEMENT. This Agreement including all Appendices and other attachments shall represent the entire understanding between the parties hereto relating to the subject matter of this Agreement and supersede any and all prior proposals or agreements, whether written or oral, that may exist between the parties. No oral side agreements exist.

11.6 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of California without reference to the conflicts of law principles. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded. Exclusive jurisdiction and venue for all claims, actions and proceedings arising out of or in connection with this Agreement shall be the federal or state courts of California.

11.7 SEVERABILITY. If a court finds any provision of this Agreement invalid or unenforceable, this will not affect any other provision of this Agreement. The parties already agree to replace the invalid and/or unenforceable provision with a valid and enforceable provision that shall have the same economic effect and reflect the parties' intent in entering into this Agreement.

11.8 INDEPENDENT CONTRACTORS. Both parties represent that they are independent contractors in performing all obligations hereunder, and nothing contained herein shall be deemed or construed to create any employer/employee relationship or any partnership or joint venture between the parties or their respective directors, officers, employees, or independent contractors. Neither party shall conclude agreements or make promises, representations or warranties on behalf of the other party.

11.9 ASSIGNMENTS. Unless otherwise provided for in this Agreement, neither party shall transfer, assign or sublicense its rights or obligations under this Agreement to any other third party, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Either party may assign this Agreement, or any or all rights under this Agreement without the other party's prior written consent to (i) any Affiliate, (ii) its respective parent organization or (iii) in connection with a merger or sale of all or substantially all of the assets of such party, however, if such merger or sale is not acceptable to the other party, this party shall have the right to terminate the Agreement upon thirty (30) days prior written notice to the other party. Any purported assignment by either party in violation of this Section will be null and void.

11.10 FORCE MAJEURE. Any delay in the performance of any duties or ogligations of either party will not be considered a breach of this Agreement if such delay is caused by a labor dispute, shortage of materials, fire, earthquake, flood, or any other event beyond the

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SP Standard Terms & Condition-Technology & Content Partner Agreement

control of such party, provided that such party uses reasonable efforts, under the circumstances, to notify the other party of the circumstances causing the delay and to resume performance as soon as possible.


IN WITNESS WHEREOF, each of the parties, by its duly authorized representative, has entered into this Agreement as of the last date stated below (the "Effective Date").

SAP PORTALS, INC.                                                 PARTNER: BACKWEB TECHNOLOGIES
/s/ GIL PEREZ                                                     /s/ EREZ LORBER
------------------------                                          -----------------------------
Signature                                                         Signature

GIL PEREZ                                                         EREZ LORBER
------------------------                                          -----------------------------
Printed Name                                                      Printed Name

VP Global Alliances & Partners                                    VP, Worldwide Business Development
------------------------------                                    -----------------------------------
Title                                                             Title

01/04/01                                                          12/19/01
------------------------                                          -------------------------------
Date                                                              Date


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SP Standard Terms & Condition - Technology & Content Partner Agreement


                                                                      APPENDIX 1

                      DESCRIPTION OF CONTENT & INTEGRATION
                      ------------------------------------
                                     [*]

[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.




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SP Standard Terms & Condition - Technology & Content Partner Agreement


                                                                      APPENDIX 2

                   TECHNOLOGY & CONTENT PARTNER PROGRAM FEES
                   -----------------------------------------

Annual Fee: [*] USD

Terms: [*]

Certification: [*]



[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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SP Standard Terms & Condition - Technology & Content Partner Agreement
                                                                      APPENDIX 3

                                    SP MARKS

THE SAP PORTALS PARTNER LOGO:

Partner is authorized to use the assigned SP's Partner logo as noted below, in accordance and agreement with the terms and conditions of this Exhibit and the Agreement. This logo is related to the Partner's area of cooperation and is the only officially authorized logo to communicate the partner relationship with SP as far as this Agreement is concerned.

When advertising, partners should use their own company/product/service logos. They may in addition use their assigned SP Partner logo, but only to underline the compatibility of the advertised products and services with SP in the relevant area as set forth in the corresponding SAP Portals Strategic Sales & Marketing Alliance Agreement and to highlight the partnership with SP in this context.

SAP, SAP PORTALS, AND ALL OTHER NAMES OF SAP SOLUTIONS, PRODUCTS, AND SERVICES ARE TRADEMARKS OF SAP AG:

Each trademark of SAP referred to in a document (brochure, website etc.) must be marked as such by putting the superscript (R)(1) or TM(2) the first time the term occurs, and must be referenced by a trademark notice(3). When referring to SAP Portals for the first time, this would mean: SAP(R) Portals.

-------
(1)  (R) must be put in the case of registered trademarks.
(2)  TM is used in all other cases.
        (a) SAP as a branded name is registered in most countries around the world and is marked with the (R). (For trademark notice, see
              (3)(a))
        (b) The name SP is currently in the process of registration. Please put the TM until further notice. (For trademark notice, see
              (3)(B))

(3) Trademark notice as a footnote, positioned, for example, near the copyright signage.
(a)  'SAP is a registered trademark of SAP AG.'
(b)  'SAP Portals is a trademark of SAP AG.'
(c)  'SP is a trademark of SAP AG.'

If appropriate, use a logical combination of the notices above in accordance with the SAP names mentioned.
[SAP names] are trademarks or registered trademarks of SAP AG.

NAMING PRODUCTS LINKED TO SAP PRODUCTS:

Companies may not make the name SAP, or any other names belonging to SAP trademarks, part of the name of their own business, solutions, products or services or incorporate these names and any logos from SAP, including the awarded SAP Portals Partner logo, into logos they design for their own business, solutions, products or services.

LIABILITY:

Whenever SP names are mentioned, Partner must make a clear and unambiguous distinction between their own solutions, products and/or services as a Partner, and the SP trademarks mentioned.

Partner must carefully consider SP's trademark regulations when mentioning SP trademarks in their materials or in connection with their own products or product names (see above).

The usage of original texts, graphics, pictures, and so on, from SP sources must be approved by SP and a copyright notice must be included nearby or, if appropriate, as a footnote, to indicate the SP's copyright, in the form: "(C) SAP Portals (year). All rights reserved."

SP accepts no responsibility for any violation of legal regulations regarding competition or trademark laws by partners.

In addition to these guidelines, country specific regulations may apply.


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SP Standard Terms & Condition - Technology & Content Partner Agreement


QUESTIONS:

Please refer any questions to your partner contact within SP for approval/ guidance.

To guarantee the stable value of the SP Partner logo, partners must strictly observe these logo usage guidelines.

USING THE SAP PORTALS PARTNER LOGO:

Partners may not pass on the rights to the logo to a third party. Partners may incorporate neither the SP Partner logo nor any other SP logo into their own logos. The SP Partner logo usage is restricted to the duration of the partnership; that is, Partners have to stop using the SP Partner logo as soon as the partnership with SP is terminated.

The SP Partner logo is related to a specific partner product or service, and should only be used for marketing materials, trade fair booths, or on web sites relating to the specific product or service on which the partnership is based.

     * The SP Partner logo must be used as provided by SP with no changes in color or design. Color positive application is standard. You may NOT use portions of the graphics, and any additional words, taglines, graphical elements in connection with the SP Partner logo are not permitted under any circumstances.

     * You must use only approved SP artwork. Artwork for the logos is available in electronic form.

     *    The SP Partner logos must always be accompanied by the TM symbol.

     * The SP Partner logo should only appear in a horizontal position and never appear below a minimum size of 2.5 cm or 1.0 inch wide
          (The partner logo TM sign is not part of this measurement). Sizes smaller than the minimum decrease legibility dramatically.

     * To properly stage the SP Partner logo, a minimum clearance between the logo and other elements must be maintained. The full size of the logo indicates the measurement of minimum clearance between the logo and other elements on all sides of the logo.

     * The SP Partner logo should never appear larger and/or more prominently than your trade name, service name, or trademark on any materials produced or distributed by your company.

     * The SP Partner logo may never be used to represent the word "SAP Portals" either in a headline, a body copy or in any other context.


                      (LOGO WILL BE PROVIDED SEPARATELY)




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SP Standard Terms & Condition - Technology & Content Partner Agreement


                                 PARTNER MARKS
                                 -------------

To be provided within thirty (30) days of the Effective Date.
























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SP Standard Terms & Condition -- Technology & Content Partner Agreement

                                                                      APPENDIX 4

                                SUPPORT SERVICES

1.    SUPPORT PROCESS DESCRIPTION

1.1 Partner shall develop and maintain a technical support e-mail address contact that Customers, SP consultants and other SP partners can use to submit general questions, product inquiries and problem messages referring to the Integration and Content. All questions, product inquiries and problem messages related to the Enterprise Portal, BI or the Interface shall be in SP's responsibility. All other inquiries and problem messages shall be in Partner's responsibility.

1.2 For general e-mail support inquiries concerning Integration or Content received through the Enterprise Portal or BI platform that are not considered to be in SP's responsibility as specified in SECTION 1.1 of this Appendix, Partner shall use its reasonable efforts to acknowledge receipt within 24 (twenty-four) hours (IRT). If a general inquiry cannot be satisfied within 5
(five) business days, the Partner will continue to follow-up on a weekly basis with the Customer and provide a status update until the inquiry is satisfied. Partner shall use its commercially reasonable efforts to achieve call closure on all general inquiries within 10 (ten) days.

1.3 When the Partner receives problem messages, Partner shall use its diligent and reasonable efforts to determinate whether a case is due to a problem with the Integration, Content, Interface, Enterprise Portal, or BI.

      1.3.1 If the case appears to be related to the Integration or Content, Partner shall perform support within the timeframe specified in TABLE "CASE PRIORITY RESPONSE TIMES" in SECTION 2 of this Appendix.

      1.3.2 If the Partner, despite its reasonable efforts and the best of its knowledge cannot resolve the case and it appears to be a problem related to the Enterprise Portal or BI platforms, Partner's support organization shall refer the case back to the Customer as quick as possible, and, inform the Customer their message cannot be solved by the Partner, and that the Customer has to contact SP Support directly and create an SP message in their regular SP support system in order to provide SP with all case-specific data necessary for SP for the solution delivery.

      1.3.3 Partner's support organization shall include specific identification of the cause of the problem where possible, and, provide tests to the extent practicable in the circumstances. The Customer shall then send this data together with the problem message to SP to allow identification of the problem environment.

1.4 When SP receives a Customer message not related to the Enterprise Portal or BI platforms, SP shall as soon as possible ask the Customer to directly contact the Partner for support.

1.5 In order to guarantee standard and consistent cooperative support, including message handling, escalation of cases and general support, contact information will be provided between both parties as specified in EXHIBIT I.

2.    SUPPORT LEVEL

2.1 In order to ensure SP's support of SP products and Partner's support of partner products towards Customers, in compliance with the case definitions specified in this Section and SECTION 1 of this Appendix, Partner agrees to respond to the customers in accordance with the time frame defined in SECTION
1.2 and 1.3 of this Appendix. SP shall respond to the customers as shown in the table below for all problem cases that might arise in relation with the Enterprise Portal or BI, and forward to Partner all messages not related to SP as defined in SECTION 1.4 of this Appendix.


TABLE: "CASE PRIORITY RESPONSE TIMES"



PRIORITY    SEVERITY      INITIAL RESPONSE      UPDATE PERIOD     SOLVING PERIOD

   1        emergency     60 minutes            4 hours           2 days
   2        critical      4 hours               1 day             4 days
   3        non-critical  8 hours               2 days            8 days
   4        Minor         16 hours              4 days            16 days


Priority 1:         all messages have to be processed 7x24
Priority 2-4:       all messages are processed in normal business hours.



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SP Standard Terms & Condition -- Technology & Content Partner Agreement

Definition of Case Severity:

     "Emergency case"         Shall mean any case with complete standstill of a
                              productive system and severe impairment of vital
                              functions.
     "Critical case"          Shall mean any case with impact on the production
                              system, with serious failure of central functions,
                              or leading to a serious interruption of business
                              or having an intermediate financial impact on
                              business.
     "Non-critical case"      Shall mean any case leading to interruptions in
                              normal operations caused by a malfunctioning or
                              unavailable function in the respective product.
     "Minor case"             Shall mean any case with no or only minor
                              interruptions in normal operations. This is caused by mal-functioning or unavailable functions in the SAP system that are not required on a daily basis or not used regularly.

2.2. In order to ensure SP's support to Customers, Partner shall make available the necessary infrastructure and equipment to provide (remote) support worldwide for the cases specified in Section 1.1 to 1.4 of this Appendix. Partner agrees to establish an escalation procedure to handle escalated situations according to Section 3 of this Appendix.

2.3 Each party shall respond to and use reasonable efforts to resolve Customer cases in a prompt manner. Each party acknowledges that, despite a party's reasonable efforts, not all problems may be solvable.

3.   ESCALATION OF CUSTOMER PROBLEMS

3.1 The escalation procedure ("Escalation") will be applied as described hereafter when either party believes a customer situation requires additional attention by the other party to resolve the problem. Escalation is triggered by the Customer, by high levels of Customer anxiety and/or Customer complaint, as well as by one or both parties.

3.2 Both parties agree to designate regional escalation contacts that will cooperate closely in case of escalation and agree to involve this regional escalation contact if the case cannot be solved on a local level.

3.3 Either party's escalation contact or support engineer may call the other party's escalation contact. When a party requests escalation both parties must commonly agree to escalate the case and must coordinate an action plan to resolve the Customers' problem. The minimum steps are (a) to address resources or increase them if already addressed; (b) to define responsibilities for each action; (c) to define expected completion of each action; (d) to define contingency/next steps if desired results are not achieved. The escalation procedure can be modified upon mutual agreement among the designated contacts whenever the situation requires.

3.4 Each party shall designate in Exhibit 1 of this Appendix, names and direct dial telephone numbers of the escalation contacts. The designated escalation contact(s) may be changed at any time by verbal notice to the other party confirmed in writing. The designated escalation contact(s) shall monitor the support processes and co-operate in any possible escalation process. Partner may assign additional persons to the escalation team upon mutual consent.

3.5 The parties agree escalation contacts shall be available within normal business hours to handle emergency situations. If required, both parties agree to staff a de-escalation taskforce on-site if need be. Both parties will mutually agree how costs will be distributed between the parties according to the reasons of escalation.

3.6 The common de-escalation taskforce will be set up upon mutual agreement between the Customer, Partner and SP. This on-site taskforce can be kept in place for several weeks, if the circumstances so require.

3.7 When both parties state the problem is resolved or the situation no longer requires escalation, the escalation is closed. Each party will exchange with the other party the final reports summarizing the actions taken and results of these actions, likelihood of problem recurrence and recommended future actions.


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SP Standard Terms & Condition -- Technology & Content Partner Agreement

                                                         EXHIBIT 1 TO APPENDIX 4

                          SUPPORT CONTACT INFORMATION

To be provided within thirty (30) days of the Effective Date.



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SP Standard Terms & Condition - Technology & Content Partner Agreement

                                                                      APPENDIX 5

                     SAP PORTALS SOFTWARE LICENSE AGREEMENT

This SP Restricted Software License Agreement is conditioned upon Partner licensing to SP Partner's software products and is entered into by and between SAP Portals, Inc., a Delaware corporation, ("SP"), and Partner ("Licensee"), as of the Effective Date.

PREAMBLE

WHEREAS, SP has developed and licenses certain enterprise portal and business intelligence software products;

WHEREAS, Licensee desires to acquire a license to exercise certain license rights with respect to such SP software products, exclusively for demonstrations and marketing purposes;

WHEREAS, SP desires to grant such license, only in order to enable Licensee to demonstrate and market the SP software products;

NOW, THEREFORE, in consideration of the covenants and representations made herein, the parties hereby agree to the following.


1.   DEFINITIONS

1.1 DESIGNATED SITE(S). Location(s) controlled by and specified in EXHIBIT 1 hereto.

1.2 DESIGNATED UNIT(S). Each individual computer located at a Designated Site in which the SP Software is installed and specified in EXHIBIT 1 hereto.

1.3 DOCUMENTATION. SP Documentation, in any medium, which is delivered to Licensee under this Agreement, including SP manuals, training materials, program listings, data models, flow charts, logic diagrams, functional specifications, instructions, and complete or partial copies of the foregoing.

1.4 EXTENSION. An addition to the SP Software which does not require a Modification of the Software.

1.5  MODIFICATION. A change to the SP Software which changes the source code.

1.6 TECHNOLOGY & CONTENT PARTNER AGREEMENT. The Technology & Content Partner Agreement dated 12/19/01, by and between SP and Licensee.

1.7 TECHNOLOGY & CONTENT PARTNER ALLIANCE. The third party software vendors who are participating in the SP Technology & Content Partner Program in order to provide customers with access to content for usage in conjunction with SP Software.

1.8 NON-PRODUCTIVE USE. The Use of the SP Software for training, demonstration or testing purposes.

1.9 PRODUCTIVE USE. The Use of SP Software in operation of Licensee's business or the business of any person, firm or organization other than for Non-Productive Use.

1.10 PROGRAM CONCEPTS. Concepts, techniques, ideas, and know-how embodied and expressed in any computer programs or modules included in the SP Software, including their structure, sequence, and organization.

1.11 PROPRIETARY INFORMATION. Means: (i) with respect to SP, the SP Software and Documentation and any complete or partial copies thereof, the Program Concepts, any other third-party software licensed with or as part of the SP Software, benchmark results, and any other information identified or reasonably identifiable as confidential and proprietary information of SP or its licensors ("SP PROPRIETARY INFORMATION"); and (ii) with respect to Licensee, information identified or reasonably identifiable as the confidential and proprietary information of Licensee ("LICENSEE PROPRIETARY INFORMATION"), shall be deemed to be Confidential Information excluding any part of the SP or Licensee Proprietary Information which: (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) becomes independently available to the other party as a matter of right.

1.12 RELEASE. Each issuance of the SP Software identified by the numeral to the left of the decimal point (e.g., 3.0).




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SP Standard Terms & Condition - Technology & Content Partner Agreement


1.13 SAP AFFILIATE. A corporation in which SP or SAP AG owns, directly or indirectly, more than fifty percent of the voting securities.

1.14 LICENSEE AFFILIATE. A corporation in which the Licensee owns directly or indirectly more than fifty percent of the voting securities.

1.15 SP SOFTWARE. The software, as specified in EXHIBIT 1 hereto, which is licensed for Use by Licensee hereunder.

1.16 THIRD PARTY DATABASE. The third-party proprietary database approved by SP for the demonstration of the SP Software pursuant to the terms of this Agreement.

1.17 USE. To load, execute, access, employ, utilize, store, display or otherwise Use.

1.18 VERSION. Each issuance of each Release of the SP Software identified by the numeral to the right of the decimal point (e.g. 3.1).

2.   LICENSE GRANT

2.1 SCOPE OF LICENSE. Subject to the terms and conditions and the accuracy of the Licensee's representations hereinafter set forth, SP grants to Licensee a non-exclusive, non-transferable license to Use the SP Software and Documentation hereto solely for Non-Productive Use as contemplated by and set forth in this Agreement. No other uses or copies of the SP Software or any part thereof may be made by Licensee without the express written consent of SP.

2.2 RESTRICTIONS ON NON-PRODUCTIVE USE. License agrees to Use the SP Software, Documentation and SP Proprietary Information provided hereunder solely for Non-Productive Use as follows:

     (a) Subject to Licensee's obligations of confidentiality pursuant to
SECTION 6.2. Licensee's employees who are necessary for the performance of the Technology and Content Partner Agreement may Use the SP Software to practice on the Use, Installation, implementation, and support of the SP Software:

     (b) Licensee shall not Use, demonstrate or integrate any third party software, applications, programs, components, interfaces or any other intellectual property with the SP Software or other SP Proprietary Information without the express written consent of SP; provided, however, that nothing herein precludes Licensee from using any third party software included with the SP Software and to which Licensee holds a valid license to use such third party software.

     (c) Licensee shall not Use, substitute or replace the SP Software, including any of its applications, programs, components, interfaces or intellectual property with any third party software, applications, programs, components, interfaces or other intellectual property without the express written consent of SP.

     (d) With respect to (i) an event sponsored by SP or a SAP Affiliate or (ii) a mutually agreed event. Licensee may demonstrate the SP Software remotely by means of a secure connection.

     (e) Licensee shall have the right to load the SP Software on the Designated Units. If Licensee requires more than two installations of the SP Software, Partner will obtain the prior written consent of SP. Alliance reserves the right to host the Designated Units at a facility of its choice.

     (f) Licensee will not Use the SP Software, Documentation, or other SP Proprietary Information for Productive Use. This license does not permit Licensee to: (i) Use the SP Software for a service bureau application; or (ii) sublicense or rent the SP Software. Subject to the provisions of this Section, Licensee shall Use the SP Software exclusively on the Designated Unit(s) identified in Appendices or Exhibits hereto. Except to the extent expressly authorized herein, the SP Software, Documentation, or other SP Proprietary Information shall not be Used by anyone (including any third party or Licensee's employees, consultants and Affiliates) except those persons who have a need to Use the SP Software, Documentation, or other SP Proprietary Information in order to perform the terms of the Technology and Content Partner Agreement.

2.3 TRANSFER OF SP SOFTWARE. Licensee may transfer the SP Software from one Designated Unit to another at no additional license fee if necessary for performance purposes, and shall provide written notice to SP within five business days of such installation. Licensee shall be responsible for the cost of any migration tools, third-party software or additional SP Software required for the new Designated Unit. The SP Software must be promptly deleted in their entirety from the Designated Unit no longer in use and from each back-up copy for that Designated Unit.

2.4 AUDIT RIGHT. During normal business hours and at any time during which the SP Software, Documentation, and other SP Proprietary Information are being utilized, SP or its authorized representatives shall have the right, upon reasonable advance notice, to audit and inspect Licensee's utilization of such items, in order to verify compliance with the terms of this Amendment. Upon SP's reasonable request, Licensee shall deliver to SP a report, as reasonably


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SP Standard Terms & Condition -- Technology & Content Partner Agreement

defined by SP, evidencing Licensee's usage of the SP Software licensed under the Agreement.

2.5 LICENSE FOR THIRD-PARTY SOFTWARE. The SP Software may require additional third party software in order to execute. SP makes no representations or warranties as to any third party software or its operation. A list of the required and recommended third party software shall be provided to Licensee on or before the Effective Date. Licensee represents and warrants to SP that it has or will obtain a valid license to all required and recommended third party software that it intends to use in the performance of this Agreement. At SP' request, Licensee shall provide proof of its license to such third party software.

3.   DELIVERY

3.1 DELIVERED COPY. The licensed SP Software in machine-readable format, and the Documentation, shall be delivered as specified EXHIBIT 1 hereto ("DELIVERY"). Licensee shall be responsible for installation of the SP Software.

4.   PRICE & PAYMENT

4.1 LICENSE FEE. In consideration of the license granted hereunder, Licensees shall pay SP a non-refundable annual license fee for the SP Software on such terms as set forth in EXHIBIT 1 hereto (the "LICENSE FEE"). A late fee for any payments received after the due date set forth in the Appendices or Exhibits hereto shall be assessed at the amount of one half percent (1/2%) per month. Such license fee does not include federal state, or local sales, use, property, excise, service or similar taxes ("TAXES") now or hereafter levied, all of which shall be at Licensee's account. With respect to any state or local sales taxes, Licensee must provide direct pay permits or a valid tax-exempt certificates to SP prior to the execution of this Agreement. If SP is required to pay Taxes (excepting taxes on SP's income), SP shall invoice Licensee for such Taxes. Licensee hereby agrees to indemnify SP for and hold it harmless from any Taxes and related costs, interest and penalties paid or payable by SP.

5.   TERM & TERMINATION

5.1 TERM OF LICENSE. Subject to the following, this Agreement shall become effective upon execution and shall remain in effect until December 31, 2002 subject to the Licensee right to renew this Agreement for a period of one (1) year thereafter.

     (a) Either party may terminate this Agreement for convenience before expiration of the one (1) year period by written notice, provided, however, that (i) Licensee may not terminate this Agreement unless and until all License Fee and Taxes (including any related costs, interest, and penalties) are paid; and (ii) SP may not terminate this Agreement until after six months from the Effective Date. For purposes of termination by convenience by SP, Licensee shall receive a pro-rata refund of any License Fees actually paid.

     (b) This Agreement shall terminate (i) in the event the Technology and Content Partner Agreement is terminated for any reason; or (ii) in the event of a material breach of any provision of this Agreement by either party which has not been cured within thirty (30) days of written notice of such breach, (other than a party's breach of its obligations under SECTIONS 6 OR 10, which breach shall result in immediate termination), including more than thirty days delinquency in Licensee's payment of any money due hereunder, unless Licensee has cured such breach during such thirty (30) day period; or (ii) immediately in the event either party files for bankruptcy, becomes insolvent, or makes an assignment for the benefit of creditors.

5.2  EFFECT OF TERMINATION. Upon termination of this Agreement:

     (a) the provisions of SECTIONS 2.4, 4, 6, 9 AND 11 shall survive the termination;

     (b) Licensee's rights under SECTION 2 (License Grant) shall immediately cease; and

     (c) Licensee and SP shall perform their obligations under Section 5.3.

5.3 DUTIES UPON TERMINATION. Upon any termination hereunder, Licensee shall immediately cease use of all SP Software and SP Proprietary Information and shall irretrievably delete and/or remove such items from all computer hardware and storage media. Within thirty days after any termination, Licensee shall deliver to SP at Licensee's expense (adequately packaged and insured for safe delivery) or destroy all copies of the SP Proprietary Information in every form. Licensee agrees an officer of Licensee's organization shall certify in writing to SP that it has performed the foregoing. Within thirty days after any termination, SP shall return at SP expense (adequately packaged and insured for safe delivery) the Licensee Proprietary Information to Licensee.

6.   PROPRIETARY RIGHTS

6.1  SP PROPRIETARY INFORMATION.

     (a) Licensee acknowledges that ownership of and title in and to all intellectual property rights, including patent, trademark, service mark, copyright, and trade secret rights, in the SP Proprietary Information are and shall remain in SP and its licensors. Licensee acquires only the right to Use the SP Proprietary Information and does not acquire any

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ownership rights or title in or to the SP Proprietary Information and that of SP licensors.

     (b) Licensee shall not copy, translate, disassemble, or decompile, nor create or attempt to create, by reverse engineering or otherwise, the source code from the object code of the SP Software. In the event source code is provided to Licensee, SP, in its sole discretion, reserves the right to delete, or to require the deletion of, such source code and all copies thereof in Licensee's possession or control whenever a future Release or Version provides for like functionality in an object code format.

     (c) Subject to Section 6.3, all Modifications and Extensions to the SP Software and Documentation shall be considered part of the SP Software and Documentation for purposes of this Section 6.

6.2 PROTECTION OF PROPRIETARY INFORMATION. In order to protect the rights of SP and its licensors and Licensee in their respective Proprietary Information, SP and Licensee agree to take all reasonable steps and the same protective precautions to protect the Proprietary Information from disclosure to third parties as with its own proprietary and confidential Information. Except as expressly permitted in Section 2.2 hereof, neither party shall, without the other party's prior written consent, disclose, provide, or make available any of the Proprietary Information of the other party in any form to any person, except to its bona fide employees, officers, or directors whose access is necessary to enable such party to exercise its rights hereunder. Each party agrees that prior to disclosing any Proprietary Information of the other party to any third party, it will obtain from that third party a written acknowledgement that such third party will be bound by the same terms as specified in this Section 6 with respect to the Proprietary Information; provided, however, that to the extent that a party has already entered into a confidentiality agreement with any employee, officer or director at least as protective of the rights in the Proprietary Information, then such party need not obtain any written acknowledgment from such employee, officer or director.

6.3 MODIFICATIONS AND EXTENSIONS. Except for those Modifications or Extensions required to Use the SP Software and Documentation hereto for Non-Productive Use as contemplated by this Agreement, Licensee may not modify or write extensions to the SP Software without the prior written authorization of SP. Licensee expressly agrees that any Modifications and Extensions of the SP Software developed by SP, Licensee, their employees, agents or consultants shall be deemed part of the SP Software and will be the property of SP and that Licensee will not grant, either expressly or by implication, any rights, title, interest or licenses to the Modifications or Extensions to any third party. Licensee shall provide complete source code for all Modifications and Extensions to SP.

7.   SUPPORT SERVICES

7.1 SAP shall provide Support Services to Licensee as set forth in EXHIBIT 1 in accordance with terms hereof.

7.2 At Licensee's request, and on terms to be agreed upon separately, SP may agree to provide pre-installation support, installation support training and consulting services for the SP Software (the "ADDITIONAL SERVICES").

7.3 Any Additional Services shall be the subject of a separate agreement between SP and Licensee or of an addendum to this Agreement.

8.   PERFORMANCE WARRANTY

8.1 WARRANTY PERIOD; WARRANTY. SP Warrants that the SP Software will substantially conform to the functional specifications contained in the Documentation for six (6) months following Delivery (the "WARRANTY PERIOD") when used without material alteration on the Designated Unit(s). SP's warranty is subject to Licensee providing SP necessary access, including remote access, to the SP Software. Licensee shall provide SP with sufficient test time and support on Licensee's Designated Unit(s) to correct the defect.

8.2  SCOPE OF WARRANTY.

     (a) The warranty set forth in this Section shall not apply: (i) If the SP Software is not used in accordance with the Documentation; or (ii) to any Extensions or Modifications; or (iii) if the defect is caused by: a Modification or Extension, Licensee, or a third-party software malfunction.

     (b) SP does not warrant that the SP Software will operate uninterrupted or that it will be free from minor defects or errors which do not materially affect such performance or that the applications contained in the SP Software are designed to meet all of Licensee's business requirements.

8.3  DISCLAIMER.    SP AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES EXPRESS
OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED.


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9.   LIMITATION OF LIABILITY

9.1 LICENSEE'S REMEDIES. Licensee's sole and exclusive remedies for any damages or loss in any way connected with the SP Software or services furnished by SP and its licensors, whether due to SP' negligence or breach of any other duty, shall be, at SP' option: (i) to bring the performance of the SP Software into substantial compliance with the functional specifications; (ii) re-performance of services; or (iii) return of an appropriate pro-rata portion of any License Fee actually paid by Licensee based on the applicable portion of the SP Software or services that does not substantially comply with the functional specifications or terms of performance.

9.2  SP NOT RESPONSIBLE. SP will not be responsible under this agreement for:
(i) any alteration of the SP Software to fit the particular requirements of Licensee; or (ii) the correction of any defects resulting from Modifications or Extensions or as a result of misuse of the SP Software by Licensee; or (iii) preparation or conversion of data into the form required for use with the SP Software or (iv) ensuring the security of Licensee's networked installation of the SP Software. THE SP SOFTWARE IS NOT SPECIFICALLY DEVELOPED OR LICENSED HEREUNDER FOR USE IN ANY DIRECT AND ACTIVE OPERATIONS OF ANY EQUIPMENT IN ANY NUCLEAR, AVIATION, MASS TRANSIT, OR MEDICAL APPLICATIONS, OR IN ANY OTHER INHERENTLY DANGEROUS APPLICATIONS. THE PARTIES HERETO AGREE THAT USE OF THE SP SOFTWARE AND THIRD-PARTY SOFTWARE FOR FINANCIAL APPLICATION PURPOSES OR SUCH OTHER ADMINISTRATIVE PURPOSES SHALL NOT BE DEEMED INHERENTLY DANGEROUS APPLICATIONS IF SUCH USE DOES NOT AFFECT THE OPERATIONS OR MAINTENANCE OF SUCH EQUIPMENT. SP AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY CLAIMS OR DAMAGES ARISING FROM INHERENTLY DANGEROUS USE OF THE SP SOFTWARE AND/OR THIRD-PARTY SOFTWARE LICENSED HEREUNDER.

9.3 LIMITATION OF LIABILITY. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, UNDER NO CIRCUMSTANCES SHALL SP AND ITS LICENSORS BE LIABLE TO LICENSEE OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT OF DAMAGES IN EXCESS OF THE LICENSE FEES ACTUALLY PAID; IN NO EVENT SHALL EITHER PARTY BE LIABLE IN ANY AMOUNT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO BREACH OF SECTION 6 (PROPRIETARY RIGHTS). The provisions of the Agreement allocate risks between SP and Licensee. The License Fees reflect the allocation of risk and the limitations of liability herein.

9.4 SEVERABILITY OF ACTIONS. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

10.  NON-ASSIGNMENT

10.1 Neither party may, without the other party's prior written consent, assign, delegate, sublicense, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement, or the other party's Proprietary Information, to any party (including any Affiliate), whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation. Any permitted assignment of this Agreement shall provide that the provisions of this Agreement shall continue in full force and effect and that the assignor shall guarantee the performance of its assignee and shall remain liable for all obligations hereunder.

10.2 SP may assign this Agreement to SAP AG or to any subsidiary or affiliate of SAP AG, provided that SAP AG or its subsidiary or affiliate agrees to be bound by the terms of this Agreement.

11.  GENERAL PROVISIONS

11.1 RIGHTS TO INJUNCTIVE RELIEF. The parties acknowledge that remedies at law may be inadequate to provide full compensation in the event of any material breach SECTIONS 2, 6, 9 or 10.1 of this Agreement, and that such party shall therefore be entitled to seek injunctive relief in the event of any such material breach.

11.2 SEVERABILITY. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

11.3 NO WAIVER. If either party should waive any breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provisions hereof.

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11.4      COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and which shall together constitute one Agreement.

11.5 EXPORT CONTROL NOTICE. Regardless of any disclosure made by Licensee to SP of an ultimate destination of the SP Software, Documentation, included third party software, and other provided SP Proprietary Information, Licensee acknowledges that SP Software, Documentation, Proprietary Information, and the included third party software are being released or transferred to Licensee in the United States and are therefore subject to the U.S. export control laws. To the extent that Licensee exports the SP Software, Documentation, third party software, Licensee acknowledges its exclusive obligation to ensure that its exports from the United States are in compliance with the U.S. export control laws. Licensee shall also be responsible for complying with all applicable governmental regulations of any foreign countries with respect to the use of the Proprietary Information by its affiliates outside of the United States. Licensee agrees that it will not submit the SP Software to any government agency for licensing consideration or other regulatory approval without the prior written consent of SP. Licensee shall defend, indemnify, and hold SP and its licensors harmless from and against any and all claims, judgments, awards, and costs (including reasonable attorneys' fees) arising out of Licensee's noncompliance with applicable U.S. or foreign law with respect to the use or transfer of the Proprietary Information outside the United States by Licensee.

11.6 CONFIDENTIAL TERMS AND CONDITIONS. Neither party shall disclose the terms and conditions of this Agreement and the pricing contained therein to any third-party.

11.7 GOVERNING LAW. This Agreement shall be governed by and construed under California law without reference to its conflicts of law principles. In the event of any conflicts between foreign law, rules, and regulations, and United States of America law, rules, and regulations, United States of America law, rules, and regulations shall prevail and govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

11.8 NOTICES. All notices or reports which are required or may be given pursuant to this Agreement shall be in writing and shall be deemed duly given when delivered to the respective executive offices of SP and Licensee at the addresses first set forth above.

11.9 FORCE MAJEURE. Any delay or nonperformance of any provision of this Agreement (other than for the payment of amounts due hereunder) caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement.

11.10 ENTIRE AGREEMENT. This Agreement and each Appendix or Exhibit hereto and thereto constitute the complete and exclusive statement of the agreement between SP and Licensee with regard to the subject matter herein, and all previous representations are merged in and superseded by this Agreement. This Agreement may be modified only by a writing signed by both parties. This Agreement and each Appendix or Exhibit hereto shall prevail over any additional, conflicting, or inconsistent terms and conditions appearing on any purchase order submitted by Licensee.

IN WITNESS WHEREOF, each of the parties, by its duly authorized representative, has entered into this Agreement as of the last date stated below (the "Effective Date").



SAP PORTALS, INC.                       LICENSEE: BACKWEB TECHNOLOGIES

/s/ Gil Perez                           /s/ Erez Lorber
-------------------------------------   --------------------------------------
Signature                               Signature

Gil Perez                               Erez Lorber
-------------------------------------   --------------------------------------
Printed Name                            Printed Name

VP Global Alliances & Partners          VP, Worldwide Business Development
-------------------------------------   --------------------------------------
Title                                   Title

01/04/01                                12/15/01
-------------------------------------   --------------------------------------
Date                                    Date



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SP Standard Terms & Condition - Technology & Content Partner Agreement

                                                         EXHIBIT 1 TO APPENDIX 5

                               LICENSED SOFTWARE

LICENSED SOFTWARE:

                                                                             LICENSED
ITEM                                         # OF SEATS                    (INDICATE X)
Enterprise Collaboration Portal                 [*]

Deployment Environment                          [*]

Business Intelligence*                          [*]

[*]

LOCATION OF DESIGNATED SITE AND UNIT:


Company

Address 1

Address 2

Contact Name

Contact Phone Number

Contact email Address

Hardware Brand

Model Number

Serial Number




[*] Certain information on this page that is marked "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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

SP Standard Terms & Condition - Technology & Content Partner Agreement

LICENSE FEE: Program fees include license of [*]

MAINTENANCE FEE: [*] USD annually

     Maintenance fee includes the following:

     - [*]
          - [*]
          - [*]
          - [*]
     - [*]


PAYMENT TERMS: [*]



[*] Certain information on this page marked "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.






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SP Standard Terms & Condition - Technology & Content Partner Agreement



                                                                      APPENDIX 6

                       PARTNER SOFTWARE LICENSE AGREEMENT

SP reserves the right to obtain access to the partner's software, if the Partner is a software provider.

In the event that SP elects to exercise this option, an equivalent market value of licenses will be exchanged between SP and Partner.
























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SP Standards Terms & Condition - Technology & Content Partner Agreement


                                                                      APPENDIX 7

                              MARKETING MATERIALS
                              -------------------

LOGOS: Exchange of logos is mutual. Partner may use SP's Partner logo on their Web Site to promote the partnership and integration. Partner will provide its corporate logo to SP in a suitable medium-resolution format for web-based usage (.jpg, .gif). The maximum acceptable logo size is 70 pixels high and 180 pixels wide. SP will provide its standard partner logo for Partner's limited use on the Partner web site. SP reserves the right to review the placement and usage of the logo, and its use is subject to the requirements set forth in Appendix 3.

WEBSITE: SP will include a description of the partnership and integration, along with the Partner's logo, on our web sit. Logo and description are to be provided by Partner. The description should be no more that 3000 characters in length.

PRESS RELEASE: SP will provide a relevant quote for the Partner to use in a press release, on request. Partner must obtain approval before the Partner publishes its press release.


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SP Standard Terms & Condition - Technology & Content Partner Agreement


                                                                      APPENDIX 8

                        PARTNER REQUIREMENTS & BENEFITS
                        -------------------------------


REQUIREMENTS:

     1. [*]

     2. [*]

     3. [*]

     4. [*]

BENEFITS:

     1. [*]

     2. [*]

     3. [*]

     4. [*]

     5. [*]

     6. [*]

     7. [*]

     8. [*]

     9. [*]


[*] Certain information on this page marked "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.








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